Exhibit 10.30

REX ENERGY CORPORATION

2007 LONG-TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (this “Award Agreement”) is effective                      (the “Grant Date”), between Rex Energy Corporation, a Delaware corporation (the “Company”), and             (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Company has established the Rex Energy Corporation 2007 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Employee is currently an employee of the Company or one of its Affiliates, and the Company desires to encourage the Employee’s continued service and, as an inducement thereto, has determined to grant to the Employee pursuant to the Plan the cash-settled freestanding stock appreciation right provided for herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Award Agreement shall have the meanings given to such terms in the Plan.

2.

Grant. Effective as of the Grant Date, the Company hereby grants to the Employee, pursuant to the terms and conditions of the Plan, a Freestanding SAR (the “SAR”) covering             shares of common stock of the Company, $0.001 par value per share (the “Stock”), at a grant price of $            per share (the “Grant Price”). The SAR shall be for a term commencing on the Grant Date and ending on the date immediately preceding the tenth (10th) anniversary of the Grant Date (the “Expiration Date”) (unless such SAR terminates earlier as provided in this Award Agreement or as set forth under the terms of the Plan). The SAR is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Award Agreement.

3.	Vesting.

(a)	Vesting. The SAR shall vest and be exercisable on the third (3rd) anniversary of the Grant Date.

(b)	Change in Control of the Company. Notwithstanding the vesting schedule set forth above, the SAR will immediately vest and become immediately exercisable upon a Change in Control of the Company.

4.	Settlement of the SAR. Subject to Section 6 below, upon exercise of all or a specified portion of the SAR, the Employee (or such other person entitled to exercise the SAR pursuant to this Agreement and the Plan) shall be entitled to receive from the Company a cash payment in an amount determined by multiplying:

(a)	the excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price of the SAR, by

(b)	the number of shares of Stock with respect to which the SAR is exercised.

5.	Exercise of the SAR. The SAR may be exercised, from time to time, as to the total number of shares then covered by the SAR upon the exercise thereof or any portion thereof, by the Employee, a Permitted Assignee (as defined in Section 6) with the consent of the Committee, or, in the event of the death or Disability of the Employee, the Employee’s executors, administrators, guardian or legal representative by giving written notice of such exercise to the Company or its designated agent in substantially the form attached hereto as Exhibit A.

6.	Assignment. The SAR may not be transferred or assigned in any manner by the Employee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code of 1986, as amended, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), and shall be exercisable during the Employee’s lifetime only by him or her (or, if under a qualified domestic relations order, his or her alternate payee). Notwithstanding the foregoing, a Participant may assign or transfer the SAR with the consent of the Committee (i) for charitable donations; (ii) to the Employee’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) to a trust for the benefit of the Employee or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Award Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Employee shall remain bound by the terms and conditions of the Plan. Any attempted assignment of the SAR in violation of this Section 6 shall be null and void. In the discretion of the Committee, any attempt to transfer the SAR other than under the terms of the Plan and this Award Agreement may terminate the SAR.

7.	Changes in the Company’s Capital Structure. The existence of the SAR shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this Award Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other changes in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Requirements of Law. The Company shall not be obligated to take any affirmative action to cause the exercise of the SAR to comply with any law or regulation of any governmental authority.

9.	Termination. The SAR, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following unless the Committee extends the term of this SAR to a period not extending beyond the Expiration Date:

(a)

Termination of Employment for Any Reason Other Than Death, Retirement or Disability. Upon the date of the Termination of Employment of the Employee for any reason other than death, Retirement or Disability, the Employee shall cease vesting in the SAR, but during the ninety-day period following the Employee’s Termination of Employment, the Employee shall be entitled to exercise that portion of the SAR that has vested as of the date of the Employee’s Termination of Employment. If the Employee should die within such ninety-day period, the Employee’s executor, administrator, or the person to whom the SAR shall be transferred by the Employee’s will or the laws of descent and distribution shall have until the end of the original ninety-day time period to exercise that portion of the SAR that has vested as of the date of the Employee’s Termination of Employment.

(b)	Death. Upon the death of the Employee while in the employ of the Company, his or her executors, administrators or any person or persons to whom his or her SAR may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the Expiration Date or one year following the date of the Employee’s death, to exercise the SAR in full.

(c)	Retirement. Upon the Retirement of the Employee, the Employee shall have the right, at any time prior to the earlier of the Expiration Date or one year following the date of the Employee’s Retirement, to exercise the SAR to the extent it was vested at the date of Retirement. For purposes of this Award Agreement, “Retirement” means the voluntary termination by the Employee of the Employee’s employment relationship with Company and all Affiliates which occurs on or after the Employee attains the age of 65.

(d)	Disability. Upon the Termination of Employment of the Employee due to a Disability, the Employee shall have the right, at any time prior to the earlier of the Expiration Date or the one year following the date of Termination of Employment of the Employee due to a Disability, to exercise the SAR in full.

(e)	On the Expiration Date.

10.	Forfeiture for Cause. This SAR shall be subject to the Forfeiture for Cause provisions set forth in Section 4.7 of the Plan.

11.	No Rights as a Stockholder. The Employee shall not have any rights as a stockholder with respect to the shares covered by the SAR, including, without limitation, any rights to receive dividends or other distributions made with respect to the Stock.

12.	Tax Withholding. To the extent that the grant, exercise or vesting of the SAR results in income to the Employee for federal, state, local or foreign income, employment, excise or other tax purposes with respect to which the Company or an Affiliate has a withholding obligation, the Company or Affiliate may deduct from compensation payable to the Employee any sums required by federal, state, local or foreign tax law to be withheld with respect to the grant, exercise or vesting of the SAR. In the alternative, the Company or Affiliate may require the Employee (or other person validly exercising the SAR) to pay such sums for taxes directly to the Company or Affiliate, as the case may be, in cash or by check within one day after the date of grant, vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise the Employee of the existence of the tax or the amount which it will be required to withhold.

13.	Intentionally Omitted.

14.

Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission or by courier or delivery service, to the Company at 1975 Waddle Road, State College, Pennsylvania 16803, Attention: General Counsel, facsimile number (814) 278-7286, and to the Employee at the Employee’s address and facsimile number (if applicable) indicated beneath the Employee’s signature on the execution page of this Award Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	No Employment Obligation. This Award Agreement is not an employment contract, express or implied, and no provision of this Award Agreement shall impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, the Employee. The right of the Company or any Affiliate to terminate the employment of the Employee shall not be diminished or affected by reason of the fact that the SAR has been granted to the Employee, and nothing in the Plan or this Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any employee’s employment at any time or for any reason not prohibited by law.

16.	Successors and Assigns. Except as otherwise provided to the contrary in this Award Agreement or in the Plan, this Award Agreement shall bind, be enforceable by and inure to the benefit of the Company, its Affiliates, and their successors and assigns, and to the Employee, the Employee’s Permitted Assignees, executors, administrators, agents, legal and personal representatives.

17.	Grant Subject to Terms of Plan and this Award Agreement. The Employee acknowledges and agrees that the grant of the SAR hereunder is made pursuant to and governed by the terms of the Plan and this Award Agreement, ratifies and consents to any action taken by the Company, the Board of Directors or the Committee concerning the Plan and agrees that the grant of the SAR pursuant to this Award Agreement is subject in all respects to the more detailed provisions of the Plan.

18.	Amendment and Waiver. Subject to Section 18.1 of the Plan, this Award Agreement may be amended, modified or superseded by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Award Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.

19.	Governing Law and Severability. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of Awards under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Pennsylvania. The invalidity of any provision of this Award Agreement shall not affect any other provision of this Award Agreement, which shall remain in full force and effect.

20.	Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this Stock Appreciation Right Award Agreement has been duly executed and delivered as of the day and year first above mentioned.

REX ENERGY CORPORATION:

By:
Name:
Title:

EMPLOYEE:

[name]

Address for Notice:

Facsimile Number:

EXHIBIT A

REX ENERGY CORPORATION

2007 LONG-TERM INCENTIVE PLAN

Exercise of Freestanding Stock Appreciation Right

Rex Energy Corporation

1975 Waddle Road

State College, Pennsylvania 16803

Attention: General Counsel

Dear Sir or Madam:

The undersigned,                     , hereby exercises the Freestanding SAR (the “SAR”) granted to him/her under the Rex Energy Corporation 2007 Long-Term Incentive Plan pursuant to a Stock Appreciation Right Award Agreement dated as of                      between Rex Energy Corporation (the “Company”) and the undersigned with respect to                      shares of common stock, $0.001 par value per share (“Common Stock”), of the Company covered by said SAR. The payment by the Company of the settlement of the SAR is requested to be made as follows:

☐	By check, payable to the undersigned, or if the SAR has been assigned or transferred as permitted by the Award Agreement or the Plan, made payable to “ .”

☐	By electronic funds transfer to the account currently designated by the undersigned for payment of wages from the Company.

☐	By electronic funds transfer to the following account:

Name of Bank:

Type of Account:

Account Number:

Routing Number:

Other Instructions:

The undersigned’s social security number/tax identification number is:                                         .

ACKNOWLEDGMENTS:

1.	I understand that the exercise of the SAR is subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Rex Energy Corporation 2007 Long-Term Incentive Plan and the tax consequences of an exercise.

3.	I understand that I must recognize ordinary income equal to the gross amount of appreciation payable to me upon the exercise of the SAR. I further understand that all applicable withholding taxes will be deducted from the amounts otherwise payable to me at the time of exercising this SAR.

SIGNATURE	DATE: